Exhibit 10.2

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of the 1st day of July, 2007, between Emclaire Financial Corp., a Pennsylvania-chartered bank holding company (the "Corporation"), the Farmers National Bank of Emlenton, a national banking association (the "Bank") and William C. Marsh (the "Executive").


                                   WITNESSETH

         WHEREAS, the Executive is currently employed as President and Chief Executive Officer of the Bank and Treasurer and Chief Financial Officer of the Corporation (the Corporation and the Bank are referred to together herein as the "Employers");

         WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

         WHEREAS, the Executive is willing to serve the Employers on the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the Employers and the Executive hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Average Annual Compensation. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination (or such shorter period as the Executive was employed) and included in the Executive's gross income for tax purposes and any income earned and deferred by the Executive pursuant to any plan or arrangement of the Employers.

         (b) Base  Salary.  "Base  Salary"  shall have the  meaning set forth in
Section 3(a) hereof.

         (c) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

         (d) Change in Control. "Change in Control" shall mean a change in the ownership of the Corporation or the Bank, a change in the effective control of


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the  Corporation  or the  Bank or a change  in the  ownership  of a  substantial portion of the assets of the Corporation or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

         (e) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Executive's employment is terminated for any other reason, the date specified in such Notice of Termination.

         (g) Disability. "Disability" shall mean the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employers.

         (h) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control based on:

                           (i) any  material  breach  of this  Agreement  by the
Employers, including without limitation any of the following: (A) a material diminution in the Executive's base compensation, (B) a material diminution in the Executive's authority, duties or responsibilities, or (C) any requirement that the Executive report to a corporate officer or employee of the Corporation instead of reporting directly to the Board of Directors of the Corporation, or

                           (ii) any material  change in the geographic  location
at which the Executive must perform his services under this Agreement, including a material change in the Executive's principal place of employment or the imposition of any requirement that the Executive spend more than ninety (90) business days per year at a location other than such principal place of employment;

provided, however, that prior to any termination of employment for Good Reason, the Executive must first provide written notice to the Corporation within ninety
(90) days of the initial existence of the condition, describing the existence of such condition, and the Corporation shall thereafter have the right to remedy the condition within thirty (30) days of the date the Corporation received the written notice from the Executive. If the Corporation remedies the condition within such thirty (30) cure period, then no Good Reason shall be deemed to exist with respect to such condition.

         (i) IRS. IRS shall mean the Internal Revenue Service.

         (j) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including

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

without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated,
(iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause, which shall be effective immediately, and (iv) is given in the manner specified in
Section 11 hereof.

         (k) Retirement. "Retirement" shall mean voluntary termination by the Executive upon reaching age 65.

         2. Term of Employment.

         (a) The Employers hereby employ the Executive as President and Chief Executive Officer of the Bank and Treasurer and Chief Financial Officer of the Corporation and the Executive hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years from July 1, 2007 and, upon approval of the Board of Directors of each of the Corporation and the Bank, shall extend for an additional year on July 1st of each subsequent calendar year such that at any time after July 1, 2007 the remaining term of this Agreement shall be from two to three years, absent notice of non-renewal as set forth below. Prior to June 1, 2008 and each June 1st thereafter, the Board of Directors of each of the Corporation and the Bank shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) an extension of the term of this Agreement, and the term shall continue to extend each year if the Board of Directors approves such extension unless the Executive gives written notice to the Employers of the Executive's election not to extend the term, with such written notice to be given not less than thirty (30) days prior to any such July 1st . If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than thirty (30) days prior to any such July 1st. If any party gives timely notice that the term will not be extended as of June 1st of any year, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Corporation and the Bank as may be consistent with his titles and from time to time assigned to him by the Corporation's and the Bank's Board of Directors.

         (c) During the term of this Agreement, the Executive shall be nominated to be a member of the Board of Directors of the Corporation and Bank, as long as the Executive has not violated any of the terms and provisions of this Agreement.

         3. Compensation and Benefits.

         (a) The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $142,000

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per year  ("Base  Salary"),  which  may be  increased  from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

         (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Employers. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 3(a) hereof.

         (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers, which shall in no event be less than five weeks per annum. The Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

         (d) In the event the Executive's employment is terminated due to Disability or Retirement, the Employers shall provide continued life, medical and dental coverage substantially identical to the coverage maintained by the Employers for the Executive immediately prior to his termination. Such coverage shall be provided for the period otherwise remaining in the term of this Agreement but for such Disability or Retirement and thereafter shall continue if, and to the extent, provided by the Employers policies in existence at such time. Notwithstanding the foregoing, if the provision of any of the benefits covered by this Section 3(d) would trigger the 20% tax and interest penalties under Section 409A of the Code either due to the nature of such benefit or the length of time it is being provided, then the benefit(s) that would trigger such tax and interest penalties due to the nature of such benefit shall not be provided at all and the benefit(s) that would trigger the tax and interest penalties if provided beyond the "limited period of time" set forth in the final regulations under Section 409A shall not be provided beyond such limited period of time (the "Excluded Benefits"), and, in lieu of the Excluded Benefits, the Employers shall pay to the Executive, in a lump sum within 30 days following termination of employment or within 30 days after such determination should it occur after termination of employment, a cash amount equal to the cost to the Employers of providing the Excluded Benefits.

         (e) In the event of the Executive's death during the term of this Agreement, the Employers shall provide to the Executive's spouse for the remaining term of this Agreement continued medical and dental coverage substantially identical to the coverage maintained by the Employers for the

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

Executive immediately prior to his death. Notwithstanding the foregoing, if the provision of any of the benefits covered by this Section 3(e) would trigger the 20% tax and interest penalties under Section 409A of the Code either due to the nature of such benefit or the length of time it is being provided, then the benefit(s) that would trigger such tax and interest penalties due to the nature of such benefit shall not be provided at all and the benefit(s) that would trigger the tax and interest penalties if provided beyond the "limited period of time" set forth in the final regulations under Section 409A shall not be provided beyond such limited period of time (the "Excluded Benefits"), and, in lieu of the Excluded Benefits, the Employers shall pay to the Executive, in a lump sum within 30 days following termination of employment or within 30 days after such determination should it occur after termination of employment, a cash amount equal to the cost to the Employers of providing the Excluded Benefits.

         4. Expenses. The Employers shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employers, including, but not by way of limitation, traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor.

         5. Termination.

         (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including, without limitation, termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) In the event that (i) the Executive's employment is terminated by the Employers for Cause or (ii) the Executive terminates his employment hereunder other than for Disability, Retirement, death or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

         (c) In the event that the Executive's employment is terminated as a result of Disability, Retirement or the Executive's death during the term of this Agreement, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination, except as provided for in Sections 3(d) and 3(e) hereof.

         (d) In the event that (i) the Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive for Good Reason, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable,

                  (A) pay to the Executive, in a lump sum as of the Date of Termination, a cash severance amount equal to three (3) times the Executive's Average Annual Compensation,

                  (B) maintain and provide for a period ending at the earlier of
         (i) thirty-six (36) months after the Date of Termination or (ii) the date of the Executive's full-time employment by another employer

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         (provided  that the  Executive  is  entitled  under  the  terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements offered by the Employers in which the Executive was entitled to participate immediately prior to the Date of Termination (other than retirement plans or stock compensation plans of the Employers), subject to subparagraphs (C) and (D) below.

                  (C) in the event that the Executive's participation in any plan, program or arrangement as provided in subparagraph (B) of this
         Section 5(d) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination, and

                  (D) if the provision of any of the benefits covered by Section 5(d)(B) or (C) would trigger the 20% tax and interest penalties under
         Section 409A of the Code either due to the nature of such benefit or the length of time it is being provided, then the benefit(s) that would trigger such tax and interest penalties due to the nature of such benefit shall not be provided at all and the benefit(s) that would trigger the tax and interest penalties if provided beyond the "limited period of time" set forth in the regulations under Section 409A shall not be provided beyond such limited period of time (the "Excluded Benefits"), and in lieu of the Excluded Benefits the Employers shall pay to the Executive, in a lump sum within 30 days following termination of employment or within 30 days after such determination should it occur after termination of employment, a cash amount equal to the cost to the Employers of providing the Excluded Benefits.

         6. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, then the payments and benefits payable by the Employers pursuant to
Section 5 hereof shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits payable by the Employers under Section 5 being non-deductible to the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. If the payments and benefits under Section 5 are required to be reduced, the cash severance shall be reduced first, followed by a reduction in the fringe benefits. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Employers and paid for by the Employers. Such counsel shall promptly prepare the foregoing opinion, but in no event later than thirty
(30) days from the Date of Termination, and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.

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         7. Restrictive Covenants

         (a) Trade Secrets. Executive acknowledges that he has had, and will have, access to confidential information of the Employers (including, but not limited to, current and prospective confidential know-how, customer lists, marketing plans, business plans, financial and pricing information, and information regarding acquisitions, mergers and/or joint ventures) concerning the business, customers, contacts, prospects, and assets of the Employers that is unique, valuable and not generally known outside the Employers, and that was obtained from the Employers or which was learned as a result of the performance of services by Executive on behalf of the Employers ("Trade Secrets"). Trade Secrets shall not include any information that: (i) is now, or hereafter becomes, through no act or failure to act on the part of Executive that constitutes a breach of this Section 7, generally known or available to the public; (ii) is known to Executive at the time such information was obtained from the Employers; (iii) is hereafter furnished without restriction on disclosure to Executive by a third party, other than an employee or agent of the Employers, who is not under any obligation of confidentiality to the Employers or an Affiliate; (iv) is disclosed with the written approval of the Employers; or (v) is required to be disclosed or provided by law, court order, order of any regulatory agency having jurisdiction or similar compulsion, including pursuant to or in connection with any legal proceeding involving the parties hereto; provided however, that such disclosure shall be limited to the extent so required or compelled; and provided further, however, that if Executive is required to disclose such confidential information, he shall give the Employers notice of such disclosure and cooperate in seeking suitable protections. Other than in the course of performing services for the Employers, Executive will not, at any time, directly or indirectly use, divulge, furnish or make accessible to any person any Trade Secrets, but instead will keep all Trade Secrets strictly and absolutely confidential. Executive will deliver promptly to the Employers, at the termination of his employment or at any other time at the request of the Employers, without retaining any copies, all documents and other materials in his possession relating, directly or indirectly, to any Trade Secrets.

         (b) Non-Competition. Unless the Executive's employment is terminated in connection with or following a Change in Control of the Employers or unless the Executive's employment is terminated by the Employers for a reason other than Cause, then for a period of eighteen (18) months after termination of employment (the "Restricted Period"), the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in any county in the Commonwealth of Pennsylvania in which the Bank also maintains an office. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Executive from owning for passive investment purposes not intended to circumvent this Agreement, less than five percent (5%) of the publicly traded voting securities of any company engaged in the banking, financial services, insurance, brokerage or other business similar to or competitive with the Employers (so long as the Executive has no power to manage, operate, advise, consult with or control the competing enterprise and no power, alone or in conjunction with other affiliated parties, to select a director, manager, general partner, or similar governing official of the competing enterprise other than in connection with the normal and customary voting powers afforded the Executive in connection with any permissible equity ownership).

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         (c)  Non-Solicitation  of  Employees.  During  the  Restricted  Period,
Executive shall not, directly or indirectly solicit, induce or hire, or attempt to solicit, induce or hire, any current employee of the Employers, or any individual who becomes an employee during the Restricted Period, to leave his or her employment with the Employers or join or become affiliated with any other business or entity, or in any way interfere with the employment relationship between any employee and the Employers.

         (d) Non-Solicitation of Customers. During the Restricted Period, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any customer, lender, supplier, licensee, licensor or other business relation of the Employers to terminate its relationship or contract with the Employers, to cease doing business with the Employers, or in any way interfere with the relationship between any such customer, lender, supplier, licensee or business relation and the Employers (including making any negative or derogatory statements or communications concerning the Employers or their directors, officers or employees).

         (e) Irreparable Harm. Executive acknowledges that: (i) Executive's compliance with this Agreement is necessary to preserve and protect the proprietary rights, Trade Secrets, and the goodwill of the Employers as going concerns, and (ii) any failure by Executive to comply with the provisions of this Agreement will result in irreparable and continuing injury for which there will be no adequate remedy at law. In the event that Executive fails to comply with the terms and conditions of this Agreement, the obligations of the Employers to pay the severance benefits set forth in Sections 3 and 5 shall cease, and the Employers will be entitled, in addition to other relief that may be proper, to all types of equitable relief (including, but not limited to, the issuance of an injunction and/or temporary restraining order) that may be necessary to cause Executive to comply with this Agreement, to restore to the Employers their property, and to make the Employers whole.

         (f) Survival. The provisions set forth in this Section 7 shall survive termination of this Agreement.

         (g) Scope Limitations. If the scope, period of time or area of restriction specified in this Section 7 are or would be judged to be unreasonable in any court proceeding, then the period of time, scope or area of restriction will be reduced or limited in the manner and to the extent necessary to make the restriction reasonable, so that the restriction may be enforced in those areas, during the period of time and in the scope that are or would be judged to be reasonable.

         8. Mitigation; Exclusivity of Benefits.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise, except as set forth in Section 5(d)(B) above.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

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         9.  Withholding.  All  payments  required  to be made by the  Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         10. Assignability. The Corporation and the Bank may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Corporation or the Bank may hereafter merge or consolidate or to which the Corporation or the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Bank:               Secretary
                                    Farmers National Bank of Emlenton
                                    612 Main Street
                                    Emlenton, Pennsylvania 16373

         To the Corporation:        Secretary
                                    Emclaire Financial Corp.
                                    612 Main Street
                                    Emlenton, Pennsylvania 16373

         To the Executive:          William C. Marsh

                                    At the address last appearing on
                                    the personnel records of the Employers

          12. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. In addition, notwithstanding anything in this Agreement to the contrary, the Employers may amend in good faith any terms of this Agreement, including retroactively, in order to comply with Section 409A of the Code.

         13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         14. Nature of Obligations. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         15. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         18. Regulatory Actions. The following provisions shall be applicable to the parties or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

         (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C. Sections 1818(e)(3) and 1818(g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

         (c) If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

         19. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)) and 12 C.F.R. Part 359.

         20. Payment of Costs and Legal Fees and Reinstatement of Benefits. In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of (a) all legal fees incurred by the Executive in resolving such dispute or controversy, and (b) any back-pay, including Base Salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due to the Executive under this Agreement.

         21. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The Employers shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of the Employers or the Executive, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA.

         22. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                               EMCLAIRE FINANCIAL CORP.


                                      By:
---------------------------------              /s/ David L. Cox
                                               ---------------------------------
                                               David L. Cox
                                               Chairman of the Board, President
                                               and Chief Executive Officer


                                      FARMERS NATIONAL BANK
                                        OF EMLENTON


                                      By:      /s/ David L. Cox
                                               ---------------------------------
                                               David L. Cox
                                               Chairman of the Board


                                      EXECUTIVE


                                      By:      /s/ William C. Marsh
                                               ---------------------------------
                                               William C. Marsh